invitation homes

Earnings Release
AND
Supplemental Information

FIRST QUARTER 2026

Landing at Creekside | Dallas, TX

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 2

Earnings Press Release

Invitation Homes Reports First Quarter 2026 Results
Dallas, TX, April 29, 2026 — Invitation Homes Inc. (NYSE: INVH) (“Invitation Homes,” “we,” “our,” and “us”), the nation’s premier single-family home leasing and management company, today announced our First Quarter (“Q1”) 2026 financial and operating results.

Q1 2026 Highlights
•Year over year, total revenues increased 8.8% to $734 million, property operating and maintenance costs increased 5.8% to $251 million, and net income available to common stockholders decreased 3.5% to $160 million, or $0.26 per diluted common share.
•Core FFO per share remained generally flat at $0.48, while AFFO per share declined 2.6% to $0.41, consistent with expectations and primarily timing related.
•Same Store NOI decreased 0.3% year over year, reflecting 1.6% Same Store Core Revenues growth and 5.7% Same Store Core Operating Expenses growth; these results were impacted by the expected moderation in Same Store Average Occupancy from 97.2% to 96.3% year over year and timing of expenses.
•Same Store renewal rent growth of 3.7% and Same Store new lease rent growth of (3.0)% resulted in Same Store blended rent growth of 1.6%; looking ahead, preliminary April Same Store blended rent growth is approximately 2.3%, including a return to positive new lease rent growth for the month.
•We were a net seller of 222 wholly owned homes — many to families purchasing for their own use — generating net proceeds of approximately $116 million. Wholly owned dispositions are tracking well ahead of expectations, totaling $206 million, with an average sales price of approximately $427,000 per home.
•We acquired 17,101,046 shares of our common stock for approximately $439 million under our share repurchase program. Together with repurchases completed in the fourth quarter of 2025, we repurchased a total of 19,333,731 shares at an average price of $25.86 per share for an aggregate of approximately $500 million, fully utilizing the authorization approved by our board of directors on October 28, 2025. On April 27, 2026, our board of directors authorized a new $500 million share repurchase program.
•At quarter end, we had $1,304 million in available liquidity through a combination of unrestricted cash and undrawn capacity on our revolving credit facility, with net debt / TTM adjusted EBITDAre of 5.6x, within our targeted range of 5.5x to 6.0x.
•As previously announced, on January 14, 2026, we acquired ResiBuilt Homes, LLC (“ResiBuilt”), an in-house development general contractor for new build-to-rent communities that is expected to be modestly accretive to our 2026 AFFO per share. During Q1 2026, ResiBuilt delivered over 300 newly constructed homes to third party customers.
•We are maintaining our previously disclosed full year 2026 outlook as detailed further below.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States (“GAAP”). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

Comments from Chief Executive Officer Dallas Tanner
“Our teams delivered a solid first quarter in line with our expectations, providing good momentum heading into peak leasing season. Occupancy is climbing, new lease rent growth turned positive in April, and our residents continue to stay longer. In our markets, leasing one of our homes saves a family nearly a thousand dollars a month on average compared to owning. In addition, we put $500 million to work through repurchases of our stock, and our board of directors has just approved a new $500 million stock repurchase authorization — reflecting our continued confidence in the intrinsic value of our business. We are executing on our priorities, maintaining our full-year outlook, and I remain optimistic about the long-term positioning of this business.”

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 3

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q1 2026	Q1 2025
Net income	$0.26	$0.27
FFO	0.43	0.45
Core FFO	0.48	0.48
AFFO	0.41	0.42

Net Income
Year over year, net income per common share — diluted for Q1 2026 decreased 2.3% to $0.26, primarily due to an increase in total expenses.

Core FFO
Year over year, Core FFO per share for Q1 2026 remained generally flat at $0.48.

AFFO
Year over year, AFFO per share for Q1 2026 declined 2.6% to $0.41, consistent with expectations and primarily timing related.

Operating Results

Same Store Operating Results Snapshot

Number of Homes, period-end	Q1 2026
Total Portfolio	85,970
Number of homes in Same Store Portfolio:	78,141
Same Store % of Total	90.9%

	Q1 2026	Q1 2025
Core Revenues growth (year over year)	1.6%
Core Operating Expenses growth (year over year)	5.7%
NOI growth (year over year)	(0.3)%

Average Occupancy	96.3%	97.2%
Bad Debt % of gross rental revenue	0.6%	0.6%
Turnover Rate	5.3%	5.0%

Rental Rate Growth (lease-over-lease):
Renewals	3.7%	5.2%
New leases	(3.0)%	(0.1)%
Blended (1)	1.6%	3.6%

Other property income growth, net (year over year) (2):	10.3%

(1)Preliminary April 2026 leasing indicates blended Rental Rate Growth for the month of 2.3%, including positive Rental Rate Growth for new leases.
(2)Represents value add service income and lease fees, net of resident recoveries, that are included within Core Revenues growth, but not included within Rental Rate Growth.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 4

Same Store NOI
For the Same Store Portfolio of 78,141 homes, Same Store NOI for Q1 2026 decreased 0.3% year over year on Same Store Core Revenues growth of 1.6% and Same Store Core Operating Expenses growth of 5.7%.

Same Store Core Revenues
Q1 2026 Same Store Core Revenues growth of 1.6% year over year was primarily driven by a 2.2% increase in Average Monthly Rent and a 10.3% increase in other income, net of resident recoveries, partially offset by an anticipated 90 basis point year over year decline in Average Occupancy.

Same Store Core Operating Expenses
Q1 2026 Same Store Core Operating Expenses increased 5.7% year over year, which was in line with expectations and attributable to a 12.1% increase in controllable expenses and a 2.8% increase in fixed expenses. The year over year increase in controllable expenses was primarily attributable to favorable timing of certain expense items in the prior year.

Investment, Property Management, and Homebuilding Activity
During Q1 2026, we were a net seller of 222 wholly owned homes — many to families purchasing for their own use — generating net proceeds of approximately $116 million. Wholly owned dispositions are tracking well ahead of expectations, totaling $206 million, with an average sales price of approximately $427,000 per home. In addition, during Q1 2026, our joint ventures acquired 20 homes for $7 million and sold 10 homes for $5 million.

A summary of our owned and/or managed homes is included in the following table:

Summary of Homes Owned and/or Managed as of March 31, 2026

	Number of Homes Owned and/or Managed as of 12/31/2025	Acquired or Added In Q1 2026	Disposed or Subtracted In Q1 2026	Number of Homes Owned and/or Managed as of 3/31/2026
Wholly owned homes	86,192	261	(483)	85,970
Joint venture owned homes	8,006	20	(10)	8,016
Managed-only homes	15,866	—	(107)	15,759
Total homes owned and/or managed	110,064	281	(600)	109,745

As previously announced, on January 14, 2026, we acquired ResiBuilt Homes, LLC (“ResiBuilt”), an in-house development general contractor for new build-to-rent communities that is expected to be modestly accretive to our 2026 AFFO per share. During Q1 2026, ResiBuilt delivered over 300 newly constructed homes to third party customers.

Balance Sheet and Capital Markets Activity
As of March 31, 2026, we had $1,304 million in available liquidity through a combination of unrestricted cash and undrawn capacity on our revolving credit facility. In addition, our total indebtedness of $8,873 million consisted of 84.3% unsecured debt and 15.7% secured debt; 89.5% of our total debt was fixed rate or swapped to fixed rate; approximately 90% of our wholly owned homes were unencumbered; and our Net debt / TTM adjusted EBITDAre was 5.6x, within our targeted range of 5.5x to 6.0x. We have no debt reaching final maturity before June 2027.

We acquired 17,101,046 shares of our common stock for approximately $439 million under our share repurchase program. Together with repurchases completed in the fourth quarter of 2025, we repurchased a total of 19,333,731 shares at an average price of $25.86 per share for an aggregate of approximately $500 million, fully utilizing the authorization approved by our board of directors on October 28, 2025. On April 27, 2026, our board of directors authorized a new $500 million share repurchase program. Repurchases, if any, will be made at our discretion and are not required or guaranteed. The timing and

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 5 actual number of shares repurchased will depend on a variety of factors, including price, corporate and regulatory requirements, market conditions, and other liquidity needs and priorities.

FY 2026 Guidance
Set forth below are our current expectations, which are generally unchanged from initial guidance provided in February 2026, in addition to our underlying assumptions. In accordance with SEC rules, we do not provide guidance for the most comparable GAAP financial measures of net income (loss) per share, total revenues, and property operating and maintenance expense. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because we are unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of our ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, net casualty losses and reserves, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

FY 2026 Guidance Summary

	FY 2026 Guidance Range	FY 2026 Guidance Midpoint
Core FFO per share — diluted	$1.90 - $1.98	$1.94
AFFO per share — diluted	$1.60 - $1.68	$1.64

Same Store Core Revenues growth (1)	1.3% - 2.5%	1.9%
Same Store Core Operating Expenses growth (2)	3.0% - 4.0%	3.5%
Same Store NOI growth	0.3% - 2.0%	1.15%

Wholly owned acquisitions (3)	$150 - $350 million	$250 million
JV acquisitions (3)	$50 - $150 million	$100 million
Wholly owned dispositions	$450 - $650 million	$550 million

(1)Same Store Core Revenues growth guidance assumes FY 2026 (i) Average Occupancy in a range of 96.0% to 96.6% and (ii) average Bad Debt in a range of 60 to 80 basis points.
(2)Same Store Core Operating Expenses growth guidance assumes a year over year increase in FY 2026 (i) property taxes in a range of 4% to 5%; (ii) insurance expenses in a range of 5% to 7%; and (iii) all other expenses in a range of approximately 1% to 2%.
(3)Excludes our acquisition of ResiBuilt in January 2026.

Earnings Conference Call Information
We have scheduled a conference call at 11:00 a.m. Eastern Time on April 30, 2026, to review Q1 2026 results, discuss recent events, and conduct a question-and-answer session. The domestic dial-in number is 1-888-330-2384, and the international dial-in number is 1-240-789-2701. The conference ID is 7714113.

Listen-only participants are encouraged to join the conference call via a live audio webcast, which is available online from our investor relations website at www.invh.com. Following the conclusion of the earnings call, we will post a replay of the webcast to our website for one year.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on our Investor Relations website at www.invh.com.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 6

About Invitation Homes
Invitation Homes, an S&P 500 company, is the nation’s premier single-family home leasing and management company, helping to expand housing through new development and strategic partnerships. Our purpose, Unlock the Power of Home™, reflects our commitment to address America’s housing needs by delivering high-quality living solutions and Genuine CARE™ to those who choose the flexibility and value of leasing.

Investor Relations Contact	Media Relations Contact

Scott McLaughlin	Kristi DesJarlais
844.456.INVH (4684)	844.456.INVH (4684)
IR@InvitationHomes.com	Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that may impact our financial condition, results of operations, cash flows, business, associates, and residents, including, among others, risks inherent to the single-family rental industry and our business model, macroeconomic factors beyond our control, federal, state, and local laws, regulations, executive actions, and policy initiatives, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association (“HOA”) fees and insurance costs, poor resident selection and defaults and non-renewals by our residents, our dependence on third parties for key services, risks related to the evaluation of properties, performance of our information technology systems, development and use of artificial intelligence, risks related to our indebtedness, risks related to the potential negative impact of fluctuating global and United States economic conditions (including inflation and imposition or increase of tariffs and trade restrictions by the United States and foreign countries), uncertainty in financial markets (including as a result of events affecting financial institutions), geopolitical tensions, natural disasters, climate change, and public health crises. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”), as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release, in the Annual Report, and in our other periodic filings. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,114,862	$17,274,622
Cash and cash equivalents	114,129	129,971
Restricted cash	258,850	224,894
Goodwill	314,154	258,207
Investments in unconsolidated joint ventures	250,572	254,561
Other assets, net	648,574	538,035
Total assets	$18,701,141	$18,680,290

Liabilities:
Secured debt, net	$1,384,686	$1,384,114
Unsecured notes, net	4,400,877	4,398,921
Term loan facilities, net	2,456,807	2,451,985
Revolving facility	560,000	145,000
Accounts payable and accrued expenses	257,455	230,350
Resident security deposits	187,066	184,536
Other liabilities	325,587	317,492
Total liabilities	9,572,478	9,112,398

Equity:
Stockholders’ equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 593,981,591 and 610,788,732 outstanding as of March 31, 2026 and December 31, 2025, respectively	5,940	6,108
Additional paid-in capital	10,696,063	11,128,590
Accumulated deficit	(1,629,420)	(1,610,981)
Accumulated other comprehensive income	18,451	6,415
Total stockholders’ equity	9,091,034	9,530,132
Non-controlling interests	37,629	37,760
Total equity	9,128,663	9,567,892
Total liabilities and equity	$18,701,141	$18,680,290

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q1 2026	Q1 2025
Revenues:	(unaudited)	(unaudited)
Rental revenues	$597,697	$585,193
Other property income	72,818	67,878
Management fee revenues	19,852	21,408
Homebuilding revenues	43,745	—
Total revenues	734,112	674,479

Expenses:
Property operating and maintenance	251,134	237,449
Property management expense	39,325	36,739
Homebuilding cost of sales	39,134	—
General and administrative	32,319	29,518
Interest expense	95,313	84,254
Depreciation and amortization	193,142	183,146
Casualty losses, impairment, and other	4,345	4,683
Total expenses	654,712	575,789

Gain on sale of property, net of tax	87,094	71,666
Losses from investments in unconsolidated joint ventures	(3,085)	(5,218)
Other, net	(2,344)	1,144

Net income	161,065	166,282
Net income attributable to non-controlling interests	(557)	(537)

Net income attributable to common stockholders	160,508	165,745
Net income available to participating securities	(708)	(228)

Net income available to common stockholders — basic and diluted	$159,800	$165,517

Weighted average common shares outstanding — basic	605,997,344	612,777,606
Weighted average common shares outstanding — diluted	606,233,573	613,361,880

Net income per common share — basic	$0.26	$0.27
Net income per common share — diluted	$0.26	$0.27

Dividends declared per common share	$0.30	$0.29

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q1 2026	Q1 2025
Net income available to common stockholders	$159,800	$165,517
Net income available to participating securities	708	228
Non-controlling interests	557	537
Depreciation and amortization of real estate assets	184,923	179,063
Impairment on depreciated real estate investments	469	63
Net gain on sale of previously depreciated investments in real estate	(87,094)	(71,666)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	3,042	3,498
FFO	$262,405	$277,240

Core FFO Reconciliation	Q1 2026	Q1 2025
FFO	$262,405	$277,240
Non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives (1)	10,629	3,634
Share-based compensation expense	10,700	10,157
Amortization of intangible assets	2,413	—
Business reorganization costs	1,501	2,385
Casualty losses and reserves, net (1)	3,935	4,683
Losses on investments in equity and other securities, net	213	221
Core FFO	$291,796	$298,320

AFFO Reconciliation	Q1 2026	Q1 2025
Core FFO	$291,796	$298,320
Recurring Capital Expenditures (1)	(40,473)	(37,347)
AFFO	$251,323	$260,973

Net income available to common stockholders
Weighted average common shares outstanding — diluted	606,233,573	613,361,880

Net income per common share — diluted	$0.26	$0.27

FFO, Core FFO, and AFFO
Weighted average common shares and OP Units outstanding — diluted	608,795,153	615,645,848

FFO per share — diluted	$0.43	$0.45

Core FFO per share — diluted	$0.48	$0.48

AFFO per share — diluted	$0.41	$0.42

(1)Includes our share from unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q1 2026	Q1 2025
Common shares — basic	605,997,344	612,777,606
Shares potentially issuable from vesting/conversion of equity-based awards	236,229	584,274
Total common shares — diluted	606,233,573	613,361,880

Weighted average amounts for FFO, Core FFO, and AFFO	Q1 2026	Q1 2025
Common shares — basic	605,997,344	612,777,606
OP units — basic	2,101,010	1,979,009
Shares potentially issuable from vesting/conversion of equity-based awards	696,799	889,233
Total common shares and units — diluted	608,795,153	615,645,848

Period end amounts for Core FFO and AFFO	March 31, 2026
Common shares	593,981,591
OP units	2,196,519
Shares potentially issuable from vesting/conversion of equity-based awards	494,599
Total common shares and units — diluted	596,672,709

Share Repurchase Program
($ in thousands, except shares and per share data) (unaudited)

Period	Shares Repurchased	Total Purchase Price	Price Per Share
Q4 2025	2,232,685	$61,235	$27.43
Q1 2026	17,101,046	438,765	25.66
Total / Average	19,333,731	$500,000	$25.86

Remaining Authorization as of March 31, 2026 (1)		$—

(1)As of March 31, 2026, we fully utilized the $500 million share repurchase authorization approved by our board of directors on October 28, 2025. On April 27, 2026, our board of directors authorized a new share repurchase program to repurchase up to an additional $500 million of outstanding common shares. All repurchased shares are constructively retired and returned to an authorized and unissued status.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of March 31, 2026
($ in thousands) (unaudited)
				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,388,399		15.7%	4.0%	2.3
Floating — swapped to fixed	—		—%	—%	—
Floating	—		—%	—%	—
Total secured	1,388,399		15.7%	4.0%	2.3

Unsecured:
Fixed	4,450,000		50.1%	3.8%	6.0
Floating — swapped to fixed	2,100,000		23.7%	3.9%	3.6
Floating	935,000		10.5%	4.5%	3.7
Total unsecured	7,485,000		84.3%	3.9%	5.0

Total Debt:
Fixed + floating swapped to fixed (3)	7,938,399		89.5%	3.9%	4.7
Floating	935,000		10.5%	4.5%	3.7
Total debt	8,873,399		100.0%	3.9%	4.6
Unamortized discounts on notes payable	(23,271)
Deferred financing costs, net	(47,758)
Total debt per Balance Sheet	8,802,370
Retained and repurchased certificates	(55,499)
Cash, ex-security deposits and letters of credit (4)	(182,985)
Deferred financing costs, net	47,758
Unamortized discounts on notes payable	23,271
Net debt	$8,634,915

Leverage Ratios	March 31, 2026
Net Debt / TTM Adjusted EBITDAre	5.6	x

Credit Ratings	Ratings	Outlook
Fitch Ratings	BBB+	Stable
Moody’s Investors Service	Baa2	Stable
S&P Global Ratings	BBB	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	30.9%	≤ 60%	Aggregate debt ratio	37.1%	≤ 65%
Secured leverage ratio	5.9%	≤ 45%	Secured debt ratio	5.6%	≤ 40%
Unencumbered leverage ratio	29.2%	≤ 60%	Unencumbered assets ratio	288.8%	≥ 150%
Fixed charge coverage ratio	4.2x	≥ 1.5x	Debt service ratio	4.3x	≥ 1.5x
Unsecured interest coverage ratio	4.9x	≥ 1.75x

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of March 31, 2026. For additional information regarding the Company’s interest rate swaps, please refer to Note 8—Derivative Instruments in the Company’s most recently filed Form 10-Q or Form 10-K.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in our Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the “Glossary and Reconciliations” section below. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in our Supplemental Indentures to the Base Indenture for our Senior Notes, which are summarized in the “Glossary and Reconciliations” section below. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of March 31, 2026
($ in thousands) (unaudited)

		Unsecured Debt
	Secured	Unsecured	Term Loan	Revolving		% of
Debt Maturities, with Extensions (1)	Debt	Notes	Facilities	Facility	Total	Total
2026	$—	$—	$—	$—	$—	—%
2027	988,013	—	—	—	988,013	11.2%
2028	—	750,000	—	—	750,000	8.5%
2029	—	—	1,750,000	560,000	2,310,000	26.0%
2030	—	450,000	725,000	—	1,175,000	13.2%
2031	400,386	650,000	—	—	1,050,386	11.8%
2032	—	600,000	—	—	600,000	6.8%
2033	—	950,000	—	—	950,000	10.7%
2034	—	400,000	—	—	400,000	4.5%
2035	—	500,000	—	—	500,000	5.6%
2036	—	150,000	—	—	150,000	1.7%
	1,388,399	4,450,000	2,475,000	560,000	8,873,399	100.0%
Unamortized discounts on notes payable	(439)	(22,832)	—	—	(23,271)
Deferred financing costs, net	(3,274)	(26,291)	(18,193)	—	(47,758)
Total per Balance Sheet	$1,384,686	$4,400,877	$2,456,807	$560,000	$8,802,370

(1)Assumes all extension options are exercised.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 3(a)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change
	Q1 2026	Q1 2025	YoY	Q4 2025	Seq
Revenues:
Rental revenues (1)	$554,619	$548,043	1.2%	$550,030	0.8%
Other property income, net (1)(2)	24,377	22,102	10.3%	23,591	3.3%
Core Revenues	578,996	570,145	1.6%	573,621	0.9%

Fixed Expenses:
Property taxes	102,539	98,895	3.7%	96,937	5.8%
Insurance expenses	9,560	10,094	(5.3)%	8,297	15.2%
HOA expenses	10,838	10,631	1.9%	10,749	0.8%
Total Fixed Expenses	122,937	119,620	2.8%	115,983	6.0%

Controllable Expenses:
Repairs and maintenance, net (3)	23,419	20,309	15.3%	24,139	(3.0)%
Personnel, leasing and marketing	20,589	21,172	(2.8)%	20,931	(1.6)%
Turnover, net (3)	9,642	8,226	17.2%	10,246	(5.9)%
Utilities and property administrative, net (3)	8,697	5,908	47.2%	9,543	(8.9)%
Total Controllable Expenses	62,347	55,615	12.1%	64,859	(3.9)%

Core Operating Expenses	185,284	175,235	5.7%	180,842	2.5%

Net Operating Income	$393,712	$394,910	(0.3)%	$392,779	0.2%

(1)All rental revenues and other property income are reflected net of Bad Debt.
(2)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $42,247, $41,249, and $41,594 for Q1 2026, Q1 2025, and Q4 2025, respectively.
(3)These expenses are presented net of applicable resident recoveries.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(b)

Same Store Quarterly Operating Trends
(unaudited)

	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025

Average Occupancy	96.3%	96.0%	96.6%	97.3%	97.2%
Turnover Rate	5.3%	5.6%	6.3%	6.1%	5.0%
Trailing four quarters Turnover Rate	23.3%	23.0%	N/A	N/A	N/A
Average Monthly Rent	$2,474	$2,465	$2,453	$2,436	$2,421
Rental Rate Growth (lease-over-lease):
Renewals	3.7%	4.2%	4.5%	4.7%	5.2%
New leases	(3.0)%	(4.2)%	(0.7)%	2.1%	(0.1)%
Blended	1.6%	1.8%	2.9%	4.0%	3.6%

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended March 31, 2026 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,012	95.1%	$3,254	$1.90	10.7%
Northern California	3,965	97.0%	2,823	1.78	5.4%
Seattle	3,887	96.9%	2,972	1.55	5.5%
Phoenix	9,191	96.2%	2,085	1.22	9.2%
Las Vegas	3,383	95.9%	2,266	1.15	3.7%
Denver	2,999	92.7%	2,636	1.43	3.6%
Western US Subtotal	30,437	95.8%	2,638	1.50	38.1%

Florida:
South Florida	7,963	94.8%	3,162	1.69	11.7%
Tampa	9,659	94.6%	2,297	1.22	10.8%
Orlando	7,017	94.3%	2,292	1.22	7.7%
Jacksonville	2,147	93.2%	2,204	1.12	2.2%
Florida Subtotal	26,786	94.4%	2,551	1.36	32.4%

Southeast United States:
Atlanta	12,584	95.1%	2,127	1.03	12.7%
Carolinas	6,143	94.1%	2,130	1.01	6.2%
Southeast US Subtotal	18,727	94.3%	2,138	1.03	18.9%

Texas:
Houston	2,583	92.6%	1,951	0.98	2.4%
Dallas	3,568	92.4%	2,246	1.11	3.8%
Texas Subtotal	6,151	92.2%	2,128	1.06	6.2%

Midwest United States:
Chicago	2,441	94.6%	2,589	1.61	2.9%
Minneapolis	1,028	94.1%	2,483	1.27	1.2%
Midwest US Subtotal	3,469	94.4%	2,558	1.49	4.1%

Other (2):	400	80.4%	2,048	1.07	0.3%

Total / Average	85,970	94.8%	$2,458	$1.30	100.0%
Same Store Total / Average	78,141	96.3%	$2,474	$1.32	92.7%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.
(2)Includes homes located in San Antonio, Salt Lake City, Austin, and Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q1 2026	# Homes	Q1 2026	Q1 2025	Change	Q1 2026	Q1 2025	Change	Q1 2026	Q1 2025	Change
Western United States:
Southern California	6,461	$3,256	$3,144	3.6%	97.9%	98.4%	(0.5)%	$63,301	$61,287	3.3%
Northern California	3,807	2,822	2,771	1.8%	97.9%	98.6%	(0.7)%	32,443	32,055	1.2%
Seattle	3,853	2,973	2,922	1.7%	97.4%	97.8%	(0.4)%	34,307	33,790	1.5%
Phoenix	8,769	2,077	2,063	0.7%	96.4%	97.5%	(1.1)%	55,421	55,277	0.3%
Las Vegas	3,055	2,266	2,229	1.7%	96.3%	97.6%	(1.3)%	20,811	20,650	0.8%
Denver	2,443	2,649	2,593	2.2%	95.5%	97.0%	(1.5)%	19,196	19,115	0.4%
Western US Subtotal	28,388	2,639	2,586	2.0%	97.0%	97.9%	(0.9)%	225,479	222,174	1.5%

Florida:
South Florida	7,636	3,178	3,099	2.5%	96.1%	97.1%	(1.0)%	72,288	70,839	2.0%
Tampa	8,403	2,316	2,298	0.8%	96.0%	96.2%	(0.2)%	58,761	57,918	1.5%
Orlando	6,538	2,290	2,255	1.6%	95.9%	97.4%	(1.5)%	45,196	45,130	0.1%
Jacksonville	1,932	2,217	2,177	1.8%	96.6%	97.8%	(1.2)%	12,985	12,904	0.6%
Florida Subtotal	24,509	2,570	2,527	1.7%	96.0%	96.9%	(0.9)%	189,230	186,791	1.3%

Southeast United States:
Atlanta	11,871	2,126	2,073	2.6%	95.8%	96.8%	(1.0)%	74,738	73,261	2.0%
Carolinas	5,356	2,145	2,081	3.1%	95.5%	97.2%	(1.7)%	34,382	33,750	1.9%
Southeast US Subtotal	17,227	2,132	2,076	2.7%	95.7%	96.9%	(1.2)%	109,120	107,011	2.0%

Texas:
Houston	1,916	1,946	1,919	1.4%	96.7%	97.0%	(0.3)%	11,406	11,205	1.8%
Dallas	2,666	2,292	2,277	0.7%	95.2%	96.4%	(1.2)%	18,332	18,408	(0.4)%
Texas Subtotal	4,582	2,146	2,127	0.9%	95.8%	96.7%	(0.9)%	29,738	29,613	0.4%

Midwest United States:
Chicago	2,389	2,590	2,444	6.0%	95.5%	97.4%	(1.9)%	17,818	17,218	3.5%
Minneapolis	1,020	2,484	2,366	5.0%	95.0%	95.1%	(0.1)%	7,451	7,169	3.9%
Midwest US Subtotal	3,409	2,558	2,421	5.7%	95.3%	96.7%	(1.4)%	25,269	24,387	3.6%

Other (1):	26	2,185	2,195	(0.5)%	91.2%	97.2%	(6.0)%	160	169	(5.3)%

Total / Average	78,141	$2,474	$2,421	2.2%	96.3%	97.2%	(0.9)%	$578,996	$570,145	1.6%

(1) Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q1 2026	# Homes	Q1 2026	Q4 2025	Change	Q1 2026	Q4 2025	Change	Q1 2026	Q4 2025	Change
Western United States:
Southern California	6,461	$3,256	$3,230	0.8%	97.9%	98.0%	(0.1)%	$63,301	$63,029	0.4%
Northern California	3,807	2,822	2,812	0.4%	97.9%	97.6%	0.3%	32,443	32,169	0.9%
Seattle	3,853	2,973	2,957	0.5%	97.4%	97.3%	0.1%	34,307	34,020	0.8%
Phoenix	8,769	2,077	2,075	0.1%	96.4%	95.7%	0.7%	55,421	54,859	1.0%
Las Vegas	3,055	2,266	2,256	0.4%	96.3%	96.3%	—%	20,811	20,751	0.3%
Denver	2,443	2,649	2,655	(0.2)%	95.5%	95.0%	0.5%	19,196	19,106	0.5%
Western US Subtotal	28,388	2,639	2,630	0.3%	97.0%	96.7%	0.3%	225,479	223,934	0.7%

Florida:
South Florida	7,636	3,178	3,163	0.5%	96.1%	95.8%	0.3%	72,288	71,298	1.4%
Tampa	8,403	2,316	2,317	—%	96.0%	95.9%	0.1%	58,761	58,551	0.4%
Orlando	6,538	2,290	2,286	0.2%	95.9%	95.4%	0.5%	45,196	44,837	0.8%
Jacksonville	1,932	2,217	2,209	0.4%	96.6%	95.9%	0.7%	12,985	12,798	1.5%
Florida Subtotal	24,509	2,570	2,564	0.2%	96.0%	95.7%	0.3%	189,230	187,484	0.9%

Southeast United States:
Atlanta	11,871	2,126	2,117	0.4%	95.8%	95.5%	0.3%	74,738	73,604	1.5%
Carolinas	5,356	2,145	2,129	0.8%	95.5%	95.3%	0.2%	34,382	34,021	1.1%
Southeast US Subtotal	17,227	2,132	2,120	0.6%	95.7%	95.4%	0.3%	109,120	107,625	1.4%

Texas:
Houston	1,916	1,946	1,944	0.1%	96.7%	95.7%	1.0%	11,406	11,234	1.5%
Dallas	2,666	2,292	2,290	0.1%	95.2%	95.4%	(0.2)%	18,332	18,331	—%
Texas Subtotal	4,582	2,146	2,145	—%	95.8%	95.5%	0.3%	29,738	29,565	0.6%

Midwest United States:
Chicago	2,389	2,590	2,559	1.2%	95.5%	95.5%	—%	17,818	17,498	1.8%
Minneapolis	1,020	2,484	2,470	0.6%	95.0%	94.5%	0.5%	7,451	7,362	1.2%
Midwest US Subtotal	3,409	2,558	2,533	1.0%	95.3%	95.2%	0.1%	25,269	24,860	1.6%

Other (1):	26	2,185	2,248	(2.8)%	91.2%	85.8%	5.4%	160	153	4.6%

Total / Average	78,141	$2,474	$2,465	0.4%	96.3%	96.0%	0.3%	$578,996	$573,621	0.9%

(1) Includes 26 Same Store homes located in Nashville..

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q1 2026	Q1 2026	Q1 2025	Change	Q1 2026	Q1 2025	Change	Q1 2026	Q1 2025	Change	Q1 2026	Q1 2025
Western United States:
Southern California	$63,301	$61,287	3.3%	$16,135	$15,972	1.0%	$47,166	$45,315	4.1%	74.5%	73.9%
Northern California	32,443	32,055	1.2%	8,476	7,677	10.4%	23,967	24,378	(1.7)%	73.9%	76.1%
Seattle	34,307	33,790	1.5%	9,642	8,639	11.6%	24,665	25,151	(1.9)%	71.9%	74.4%
Phoenix	55,421	55,277	0.3%	11,554	10,185	13.4%	43,867	45,092	(2.7)%	79.2%	81.6%
Las Vegas	20,811	20,650	0.8%	4,859	4,476	8.6%	15,952	16,174	(1.4)%	76.7%	78.3%
Denver	19,196	19,115	0.4%	4,242	4,078	4.0%	14,954	15,037	(0.6)%	77.9%	78.7%
Western US Subtotal	225,479	222,174	1.5%	54,908	51,027	7.6%	170,571	171,147	(0.3)%	75.6%	77.0%

Florida:
South Florida	72,288	70,839	2.0%	28,642	27,554	3.9%	43,646	43,285	0.8%	60.4%	61.1%
Tampa	58,761	57,918	1.5%	22,142	21,631	2.4%	36,619	36,287	0.9%	62.3%	62.7%
Orlando	45,196	45,130	0.1%	16,701	15,884	5.1%	28,495	29,246	(2.6)%	63.0%	64.8%
Jacksonville	12,985	12,904	0.6%	4,791	4,513	6.2%	8,194	8,391	(2.3)%	63.1%	65.0%
Florida Subtotal	189,230	186,791	1.3%	72,276	69,582	3.9%	116,954	117,209	(0.2)%	61.8%	62.7%

Southeast United States:
Atlanta	74,738	73,261	2.0%	26,134	24,695	5.8%	48,604	48,566	0.1%	65.0%	66.3%
Carolinas	34,382	33,750	1.9%	9,749	9,378	4.0%	24,633	24,372	1.1%	71.6%	72.2%
Southeast US Subtotal	109,120	107,011	2.0%	35,883	34,073	5.3%	73,237	72,938	0.4%	67.1%	68.2%

Texas:
Houston	11,406	11,205	1.8%	4,974	4,676	6.4%	6,432	6,529	(1.5)%	56.4%	58.3%
Dallas	18,332	18,408	(0.4)%	6,541	6,028	8.5%	11,791	12,380	(4.8)%	64.3%	67.3%
Texas Subtotal	29,738	29,613	0.4%	11,515	10,704	7.6%	18,223	18,909	(3.6)%	61.3%	63.9%

Midwest United States:
Chicago	17,818	17,218	3.5%	8,006	7,450	7.5%	9,812	9,768	0.5%	55.1%	56.7%
Minneapolis	7,451	7,169	3.9%	2,639	2,354	12.1%	4,812	4,815	(0.1)%	64.6%	67.2%
Midwest US Subtotal	25,269	24,387	3.6%	10,645	9,804	8.6%	14,624	14,583	0.3%	57.9%	59.8%

Other (1):	160	169	(5.3)%	57	45	26.7%	103	124	(16.9)%	64.4%	73.4%

Total / Average	$578,996	$570,145	1.6%	$185,284	$175,235	5.7%	$393,712	$394,910	(0.3)%	68.0%	69.3%

(1) Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q1 2026	Q1 2026	Q4 2025	Change	Q1 2026	Q4 2025	Change	Q1 2026	Q4 2025	Change	Q1 2026	Q4 2025
Western United States:
Southern California	$63,301	$63,029	0.4%	$16,135	$16,349	(1.3)%	$47,166	$46,680	1.0%	74.5%	74.1%
Northern California	32,443	32,169	0.9%	8,476	8,281	2.4%	23,967	23,888	0.3%	73.9%	74.3%
Seattle	34,307	34,020	0.8%	9,642	9,096	6.0%	24,665	24,924	(1.0)%	71.9%	73.3%
Phoenix	55,421	54,859	1.0%	11,554	11,252	2.7%	43,867	43,607	0.6%	79.2%	79.5%
Las Vegas	20,811	20,751	0.3%	4,859	4,822	0.8%	15,952	15,929	0.1%	76.7%	76.8%
Denver	19,196	19,106	0.5%	4,242	3,953	7.3%	14,954	15,153	(1.3)%	77.9%	79.3%
Western US Subtotal	225,479	223,934	0.7%	54,908	53,753	2.1%	170,571	170,181	0.2%	75.6%	76.0%

Florida:
South Florida	72,288	71,298	1.4%	28,642	27,838	2.9%	43,646	43,460	0.4%	60.4%	61.0%
Tampa	58,761	58,551	0.4%	22,142	21,676	2.1%	36,619	36,875	(0.7)%	62.3%	63.0%
Orlando	45,196	44,837	0.8%	16,701	16,325	2.3%	28,495	28,512	(0.1)%	63.0%	63.6%
Jacksonville	12,985	12,798	1.5%	4,791	4,732	1.2%	8,194	8,066	1.6%	63.1%	63.0%
Florida Subtotal	189,230	187,484	0.9%	72,276	70,571	2.4%	116,954	116,913	—%	61.8%	62.4%

Southeast United States:
Atlanta	74,738	73,604	1.5%	26,134	25,094	4.1%	48,604	48,510	0.2%	65.0%	65.9%
Carolinas	34,382	34,021	1.1%	9,749	9,725	0.2%	24,633	24,296	1.4%	71.6%	71.4%
Southeast US Subtotal	109,120	107,625	1.4%	35,883	34,819	3.1%	73,237	72,806	0.6%	67.1%	67.6%

Texas:
Houston	11,406	11,234	1.5%	4,974	4,801	3.6%	6,432	6,433	—%	56.4%	57.3%
Dallas	18,332	18,331	—%	6,541	6,041	8.3%	11,791	12,290	(4.1)%	64.3%	67.0%
Texas Subtotal	29,738	29,565	0.6%	11,515	10,842	6.2%	18,223	18,723	(2.7)%	61.3%	63.3%

Midwest United States:
Chicago	17,818	17,498	1.8%	8,006	8,177	(2.1)%	9,812	9,321	5.3%	55.1%	53.3%
Minneapolis	7,451	7,362	1.2%	2,639	2,633	0.2%	4,812	4,729	1.8%	64.6%	64.2%
Midwest US Subtotal	25,269	24,860	1.6%	10,645	10,810	(1.5)%	14,624	14,050	4.1%	57.9%	56.5%

Other (1):	160	153	4.6%	57	47	21.3%	103	106	(2.8)%	64.4%	69.3%

Total / Average	$578,996	$573,621	0.9%	$185,284	$180,842	2.5%	$393,712	$392,779	0.2%	68.0%	68.5%

(1) Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q1 2026
	Renewal	New	Blended
	Leases	Leases	Average
Western United States:
Southern California	5.0%	2.1%	4.4%
Northern California	2.7%	0.2%	2.1%
Seattle	4.8%	0.1%	3.5%
Phoenix	2.9%	(5.8)%	—%
Las Vegas	3.1%	(4.5)%	0.6%
Denver	2.4%	(3.2)%	0.3%
Western US Subtotal	3.7%	(2.4)%	2.0%

Florida:
South Florida	4.9%	(4.1)%	2.1%
Tampa	2.6%	(5.6)%	—%
Orlando	3.1%	(3.4)%	0.8%
Jacksonville	3.3%	(2.9)%	1.4%
Florida Subtotal	3.7%	(4.3)%	1.1%

Southeast United States:
Atlanta	3.8%	(2.8)%	1.6%
Carolinas	3.3%	(1.9)%	1.7%
Southeast US Subtotal	3.7%	(2.5)%	1.6%

Texas:
Houston	2.1%	(5.9)%	(0.1)%
Dallas	2.6%	(6.0)%	0.1%
Texas Subtotal	2.4%	(5.9)%	—%

Midwest United States:
Chicago	6.5%	4.2%	5.8%
Minneapolis	5.5%	1.1%	3.8%
Midwest US Subtotal	6.3%	3.2%	5.3%

Other (1):	7.2%	(1.2)%	3.2%

Total / Average	3.7%	(3.0)%	1.6%

(1) Includes 26 Same Store homes located in Nashville.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
R&M OpEx, net	$23,419	$24,139	$30,664	$26,208	$20,309
Turn OpEx, net	9,642	10,246	11,755	9,762	8,226
Total recurring operating expenses, net	$33,061	$34,385	$42,419	$35,970	$28,535

R&M CapEx	$26,776	$26,290	$35,504	$28,745	$24,892
Turn CapEx	9,332	9,838	11,039	9,553	8,456
Total Recurring Capital Expenditures	$36,108	$36,128	$46,543	$38,298	$33,348

R&M OpEx, net + R&M CapEx	$50,195	$50,429	$66,168	$54,953	$45,201
Turn OpEx, net + Turn CapEx	18,974	20,084	22,794	19,315	16,682
Total Cost to Maintain, net	$69,169	$70,513	$88,962	$74,268	$61,883

Per Home	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Total Cost to Maintain, net	$885	$902	$1,138	$950	$792

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Recurring CapEx	$40,058	$40,112	$51,719	$42,949	$37,092
Value Enhancing CapEx	12,618	14,904	21,370	18,314	13,023
Initial Renovation CapEx	4,068	5,708	6,927	8,269	6,869
Disposition CapEx	1,033	904	862	869	952
Total Capital Expenditures	$57,777	$61,628	$80,878	$70,401	$57,936

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q1 2026	Q1 2025
Property management expense (GAAP)	$39,325	$36,739
Adjustments:
Share-based compensation expense	(2,926)	(1,651)
Adjusted property management expense	$36,399	$35,088

Adjusted G&A Expense	Q1 2026	Q1 2025
G&A expense (GAAP)	$32,319	$29,518
Adjustments:
Share-based compensation expense	(7,774)	(8,506)
Business reorganization costs	(1,501)	(2,385)
Adjusted G&A expense	$23,044	$18,627

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)	December 31, 2025	Q1 2026 Acquisitions (1)		Q1 2026 Dispositions (2)		March 31, 2026
	Homes	Homes	Avg. Est.	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,100	—	$—	88	$634,764	7,012
Northern California	3,997	—	—	32	481,202	3,965
Seattle	3,908	—	—	21	598,376	3,887
Phoenix	9,200	—	—	9	324,611	9,191
Las Vegas	3,391	—	—	8	483,494	3,383
Denver	2,954	51	407,972	6	434,567	2,999
Western US Subtotal	30,550	51	407,972	164	568,417	30,437

Florida:
South Florida	8,058	1	416,343	96	443,586	7,963
Tampa	9,702	26	318,666	69	299,323	9,659
Orlando	6,973	74	411,102	30	323,335	7,017
Jacksonville	2,158	1	324,838	12	434,650	2,147
Florida Subtotal	26,891	102	386,746	207	377,553	26,786

Southeast United States:
Atlanta	12,624	11	306,761	51	303,367	12,584
Carolinas	6,157	—	—	14	362,321	6,143
Southeast US Subtotal	18,781	11	306,761	65	316,065	18,727

Texas:
Houston	2,559	36	282,787	12	236,867	2,583
Dallas	3,554	34	245,088	20	314,715	3,568
Texas Subtotal	6,113	70	264,476	32	285,522	6,151

Midwest United States:
Chicago	2,448	—	—	7	353,246	2,441
Minneapolis	1,035	—	—	7	317,557	1,028
Midwest US Subtotal	3,483	—	—	14	335,402	3,469

Other (3):	374	27	309,036	1	421,050	400

Total / Average	86,192	261	$346,691	483	$426,856	85,970

Joint Venture Portfolio
2020 Rockpoint JV (4)	2,605	—	$—	—	$—	2,605
2022 Rockpoint JV (5)	389	18	371,395	—	—	407
FNMA JV (6)	320	—	—	9	496,455	311
Pathway Homes (7)	853	2	396,662	1	532,419	854
Upward America JV (8)	3,720	—	—	—	—	3,720
2024 Peregrine JV (9)	119	—	—	—	—	119

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.0%. Stabilized cap rate represents forecasted nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 2.2%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Includes homes located in San Antonio, Salt Lake City, Austin, and Nashville.
(4)Represents portfolio owned by the 2020 Rockpoint JV, of which we own 20.0%.
(5)Represents portfolio owned by the 2022 Rockpoint JV, of which we own 16.7%.
(6)Represents portfolio owned by the FNMA JV, of which we own 10.0%.
(7)Represents portfolio owned by Pathway Homes, of which we own 100.0%.
(8)Represents portfolio owned by the Upward America JV, of which we own 7.2%.
(9)Represents portfolio owned by the 2024 Peregrine JV, of which we own 30.0%.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 8(b)

Expected Development Pipeline of New Homes — As of March 31, 2026
(unaudited)

	Pipeline as of March 31, 2026 (1)(2)	Estimated Deliveries in Q2-Q4 2026	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Denver	81	81	—	$410,000
Tampa	91	70	21	310,000
Orlando	133	92	41	440,000
Atlanta	108	76	32	330,000
Carolinas	43	38	5	430,000
Houston	49	49	—	310,000
Dallas	4	4	—	290,000
Other	47	47	—	370,000
Total / Average	556	457	99	$370,000

(1)Represents the number of new homes as of March 31, 2026 that are under contract to be built and delivered during a future period to Invitation Homes or one of our joint ventures.
(2)Pipeline rollforward:

Pipeline as of December 31, 2025	887
Q1 2026 additions and cancellations (net)	(76)
Q1 2026 deliveries	(255)
Pipeline as of March 31, 2026	556

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 27

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Bad Debt
Bad debt represents our reserves for residents’ accounts receivables balances that are aged greater than 30 days, under the rationale that a resident’s security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident’s security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts (“Nareit”) recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax, impairment on depreciated real estate investments, and adjustments for unconsolidated joint ventures. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 28 compensation expense; business reorganization costs; casualty (gains) losses and reserves, net; amortization of intangible assets; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of Net Income to Adjusted EBITDAre” for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. We define Core FFO as FFO adjusted for the following: non-cash interest expense related to amortization of deferred financing costs, loan discounts, and non-cash interest expense from derivatives; share-based compensation expense; legal settlements; business reorganization costs; casualty (gains) losses and reserves, net; amortization of intangible assets; and (gains) losses on investments in equity and other securities, net, as applicable. We define Adjusted FFO as Core FFO less Recurring Capital Expenditures that are necessary to help preserve the value and maintain the functionality of our homes. Where appropriate, FFO, Core FFO, and Adjusted FFO are adjusted for our share of investments in unconsolidated joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss. We believe that Core FFO and Adjusted FFO are also meaningful supplemental measures of our operating performance for the same reasons as FFO and are further helpful to investors as they provide a more consistent measurement of our performance across reporting periods by removing the impact of certain items that are not comparable from period to period.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. FFO, Core FFO, and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our FFO, Core FFO, and Adjusted FFO may not be comparable to the FFO, Core FFO, and Adjusted FFO of other companies due to the fact that not all companies use the same definition of FFO, Core FFO, and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies. See “Reconciliation of FFO, Core FFO, and Adjusted FFO” for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to our standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and (income) losses from investments in unconsolidated joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 29

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store Portfolio. See “Reconciliation of Net Income to Same Store NOI” for a reconciliation of GAAP net income to NOI for our total portfolio and NOI for our Same Store Portfolio.

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and our systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as our existing Same Store portfolio, and homes in markets that we have announced an intent to exit where we no longer operate a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as our existing Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and our prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 30

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Unsecured facility covenants refer to financial and operating requirements that we must meet with respect to our $1,750 million revolving credit facility (the “Revolving Facility”) and our $1,750 million term loan facility (the “2024 Term Loan Facility” and together with the Revolving Facility, the “Credit Facility”), as set forth in our Second Amended and Restated Revolving Credit and Term Loan Agreement dated September 9, 2024 and our $725 million term loan facility (the “2022 Term Loan Facility” and together with the 2024 Term Loan Facility, the “Term Loan Facilities”), as set forth in our 2022 Term Loan Agreement as amended by the First Amendment dated September 9, 2024 and the Second Amendment dated April 28, 2025 (together with the Credit Facility, the “Unsecured Credit Agreements”). The metrics provided under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including our pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including our pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including our pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including our pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters’ EBITDA (including our pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ fixed charges (including our pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters’ unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters’ total unsecured interest expense (including our pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the “Unsecured Facilities Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Credit Agreements, see Exhibit 10.1 to our Current Report on Form 8-K filed on September 9, 2024 and Exhibit 10.1 to our Current Report on Form 8-K filed on April 30, 2025.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 31

The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of our indebtedness related to our Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that we must meet with respect to our senior notes, as set forth in our Supplemental Indentures to the Base Indenture for our Senior Notes (together, the “Indenture”). The metrics provided under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b) show our compliance with certain covenants that we believe are our most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the “Unsecured Public Bond Covenant Compliance” heading on Supplemental Schedule 2(b), and described above, are provided only to show our compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate our financial condition or results of operations, nor do they indicate our covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by us in our Earnings Release and Supplemental Information for the purposes of evaluating our financial conditions or results of operations. For a more complete and detailed description of the covenants contained in our Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to our Current Reports on Form 8-K filed on August 6, 2021, November 5, 2021, April 5, 2022, August 2, 2023, September 26, 2024, and August 15, 2025.

The breach of any of the covenants set forth in the Indenture could result in a default of our indebtedness related to our senior notes, which could cause those obligations to become due and payable. Our ability to comply with these covenants may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of our indebtedness is accelerated, we may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 32

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Total revenues (Total Portfolio)	$734,112	$685,250	$688,166	$681,401	$674,479
Management fee revenues	(19,852)	(21,662)	(21,975)	(22,294)	(21,408)
Homebuilding revenues	(43,745)	—	—	—	—
Total portfolio resident recoveries	(46,072)	(45,389)	(46,885)	(40,944)	(44,118)
Total Core Revenues (Total Portfolio)	624,443	618,199	619,306	618,163	608,953
Non-Same Store Core Revenues	(45,447)	(44,578)	(44,429)	(42,399)	(38,808)
Same Store Core Revenues	$578,996	$573,621	$574,877	$575,764	$570,145

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Property operating and maintenance expenses (Total Portfolio)	$251,134	$244,823	$259,037	$244,278	$237,449
Total Portfolio resident recoveries	(46,072)	(45,389)	(46,885)	(40,944)	(44,118)
Core Operating Expenses (Total Portfolio)	205,062	199,434	212,152	203,334	193,331
Non-Same Store Core Operating Expenses	(19,778)	(18,592)	(21,833)	(19,453)	(18,096)
Same Store Core Operating Expenses	$185,284	$180,842	$190,319	$183,881	$175,235

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Net income available to common stockholders	$159,800	$144,308	$136,474	$140,665	$165,517
Net income available to participating securities	708	246	264	222	228
Non-controlling interests	557	496	472	480	537
Management fee revenues	(19,852)	(21,662)	(21,975)	(22,294)	(21,408)
Homebuilding revenues	(43,745)	—	—	—	—
Property management expense	39,325	39,485	37,073	35,833	36,739
Homebuilding cost of sales	39,134	—	—	—	—
General and administrative	32,319	23,697	18,444	23,591	29,518
Interest expense	95,313	90,878	90,781	87,414	84,254
Depreciation and amortization	193,142	189,875	188,457	185,455	183,146
Casualty losses, impairment, and other	4,345	311	3,420	3,029	4,683
Gain on sale of property, net of tax	(87,094)	(54,463)	(45,515)	(46,591)	(71,666)
(Income) losses from investments in unconsolidated joint ventures	3,085	3,717	(2,130)	4,802	5,218
Other, net (1)	2,344	1,877	1,389	2,223	(1,144)
NOI (Total Portfolio)	419,381	418,765	407,154	414,829	415,622
Non-Same Store NOI	(25,669)	(25,986)	(22,596)	(22,946)	(20,712)
Same Store NOI	$393,712	$392,779	$384,558	$391,883	$394,910

(1)Includes interest income, gains (losses) resulting from investments in equity securities, settlement and other costs related to certain litigation and regulatory matters, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 33

Reconciliation of Net Income to Adjusted EBITDAre
(in thousands, unaudited)
			Trailing Twelve Months (TTM) Ended
	Q1 2026	Q1 2025	March 31, 2026	December 31, 2025
Net income available to common stockholders	$159,800	$165,517	$581,247	$586,964
Net income available to participating securities	708	228	1,440	960
Non-controlling interests	557	537	2,005	1,985
Interest expense	95,313	84,254	364,386	353,327
Interest expense in unconsolidated joint ventures	6,127	5,626	25,813	25,312
Depreciation and amortization	193,142	183,146	756,929	746,933
Depreciation and amortization of investments in unconsolidated joint ventures	4,468	3,662	17,167	16,361
EBITDA	460,115	442,970	1,748,987	1,731,842
Gain on sale of property, net of tax	(87,094)	(71,666)	(233,663)	(218,235)
Impairment on depreciated real estate investments	469	63	1,063	657
Net gain on sale of investments in unconsolidated joint ventures	(1,421)	(145)	(9,737)	(8,461)
EBITDAre	372,069	371,222	1,506,650	1,505,803
Share-based compensation expense	10,700	10,157	28,373	27,830
Business reorganization costs	1,501	2,385	1,888	2,772
Casualty losses and reserves, net (1)	3,935	4,683	10,176	10,924
Other, net (2)	2,344	(1,144)	7,833	4,345
Adjusted EBITDAre	$390,549	$387,303	$1,554,920	$1,551,674

(1)Includes our share from unconsolidated joint ventures.
(2)Includes interest income, gains (losses) resulting from investments in equity securities, settlement and other costs related to certain litigation and regulatory matters, and other miscellaneous income and expenses.

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 34

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	March 31, 2026		December 31, 2025
Secured debt, net	$1,384,686		$1,384,114
Unsecured notes, net	4,400,877		4,398,921
Term loan facility, net	2,456,807		2,451,985
Revolving facility	560,000		145,000
Total Debt per Balance Sheet	8,802,370		8,380,020
Retained and repurchased certificates	(55,499)		(55,499)
Cash, ex-security deposits and letters of credit (1)	(182,985)		(167,472)
Deferred financing costs, net	47,758		54,208
Unamortized discounts on notes payable	23,271		24,171
Net Debt (A)	$8,634,915		$8,235,428

	For the TTM Ended		For the TTM Ended
	March 31, 2026		December 31, 2025
Adjusted EBITDAre (B)	$1,554,920		$1,551,674

Net Debt / TTM Adjusted EBITDAre (A / B)	5.6	x	5.3	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.

Components of Non-Cash Interest Expense
(in thousands) (unaudited)

	Q1 2026	Q1 2025
Amortization of discounts on notes payable	$900	$781
Amortization of deferred financing costs	8,052	4,982
Change in fair value of interest rate derivatives	—	—
Amortization of swap fair value at designation	541	(3,731)
Our share from unconsolidated joint ventures	1,136	1,602
Total non-cash interest expense	$10,629	$3,634

Note: Refer to “Glossary and Reconciliations” for metric definitions and reconciliations of non-GAAP financial measures.
Q1 2026 Earnings Release and Supplemental Information — page 35